[GRAPHIC LOGO OMITTED) WARNACO                                      Exhibit 99.1



   News Release                  Investor Relations: Allison Malkin/Chad Jacobs
   ---------------------
                                                 Integrated Corporate Relations
                                                 (203) 222-9013

                             Media:              Robert Mead/Doug Morris
                                                 Gavin Anderson & Company
                                                 (212)  515-1960/(212)515-1964

                    WARNACO REPORTS FISCAL 2002 RESULTS
-------------------------------------------------------------------------------

New York, N.Y. April 4, 2003 - The Warnaco Group, Inc. (NASDAQ: WRNC) today announced results for the fiscal year ended January 4, 2003. Warnaco emerged from bankruptcy on February 4, 2003 with an improved balance sheet, including a reduction in debt from approximately $2.2 billion on January 4, 2003 (prior to emergence) to approximately $246.4 million on February 4, 2003 (post emergence). Warnaco's pro forma balance sheet is included in the Company's recently filed Annual Report on Form 10-K and reflects stockholders' equity as valued in the Company's plan of reorganization of approximately $485.6 million. The Company expects to file a Current Report on Form 8-K in mid-April, which will include an audited "Fresh-Start Reporting" balance sheet as of February 4, 2003.

In fiscal 2002, the Company:
     o   Improved operating results in all segments;
     o   Strengthened its management team;
     o   Repositioned core brands for growth;
     o   Reduced operating costs throughout the Company; and
     o   Disposed of or exited certain non-core businesses.

These actions resulted in:
     o   Generation of $226.2 million in cash flow from  operations;
     o   Gross margin rising to 29.5% from 17.8% in 2001; and
     o SG&A as a percent of net revenues improving to 27.5%, compared to 35.8% in 2001.

For the fiscal year ended January 4, 2003, the Company reported:
     o Net revenues of $1,493.0 million, compared to $1,671.3 million in fiscal 2001;
     o Gross profit of $440.3 million, compared to gross profit of $296.9 million, in fiscal 2001;
     o An operating loss of $87.3 million, compared to an operating loss of $580.9 million in fiscal 2001. Operating results included: depreciation and amortization expense of $57.4 million and $97.8 million in fiscal 2002 and 2001, respectively; reorganization items of $116.7 million and $177.8 million in fiscal 2002 and 2001, respectively; and an impairment charge of $101.8 million in fiscal 2001. The Company's management believes a complete evaluation of its operating loss should also consider (i) management's strategic decision to reduce inventory levels during fiscal 2002, which resulted in the recognition of a cost of goods sold expense of $24.4 million and $9.8 million for fiscal 2002 and 2001, respectively, related to a reduction in certain capitalized inventory costs, and (ii) expense of $8.2 million and $16.5 million for fiscal 2002 and 2001, respectively, associated with the settlement during the bankruptcy proceedings of a master lease agreement which eliminated future associated lease expense.

    o An improvement in net loss before the cumulative effect of a change in accounting principle to $163.2 million, compared to net loss of $861.2 million in fiscal 2001;

    o Net loss was $964.9 million, including the cumulative effect of a change in accounting principle of $801.6 million in fiscal 2002, compared to net loss of $861.2 million in fiscal 2001;

    o    Strengthened working capital management by improving:
             o   Inventory turns to 3.3 times compared to 2.7 times in 2001;
             o Accounts receivables day's sales by 15 days to 49 days from 64 days in 2001.

"The disciplined execution of our strategic initiatives has resulted in improved performance for each of our businesses," stated James P. Fogarty, Chief Financial Officer. "As we pursue our targeted growth strategies, we intend to maintain strict operating and financial disciplines throughout each area of our company. At the same time, we will continue our efforts to increase efficiencies and have identified further areas for improvement."

"Warnaco has emerged from bankruptcy as a stronger and more efficient company," commented Antonio C. Alvarez II, President and CEO. "We move forward with a restructured balance sheet, a diversified portfolio of leading brands and a strengthened management team, which should enable us to capitalize on the many opportunities that exist for our company. We look forward to finalizing our recruiting efforts for both a permanent chief executive officer and chief financial officer and we remain committed to our strategy that we believe will result in long-term growth and increased shareholder value."

Separately, the Company announced that it has signed an exclusive license agreement with Nautica Apparel, Inc. to manufacture, distribute and sell women's and girl's swimwear, beachwear and swimwear accessories under Nautica(R) trademarks in North America and the Caribbean Islands.

Warnaco also stated that it filed its 10-K for the 2002 fiscal year on April 4, 2003. This press release was furnished to the Securities and Exchange Commission and may be accessed at the following Internet location: www.sec.gov, as well as through the Company's website: www.warnaco.com.

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, that reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the sufficiency of the Company's credit facilities, the ability of the Company to satisfy the conditions and requirements of its credit facilities, the effect of national, international and regional economic conditions, the overall level of consumer spending, the performance of the Company's products within prevailing retail environment, customer acceptance of both new designs and products and existing product lines, financial difficulties encountered by customers, the ability of the Company to attract, motivate and retain key executives and employees and the ability of the Company to attract and retain customers. All statements other than statements of historical facts included in this press release are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements may contain the words "believe", "anticipate", "expect", "estimate", "project", "will be", "will continue", "will likely result", or other similar words and phrases. Forward-looking statements and the Company's plans and expectations are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, and the Company's business in general is subject to certain risks that could affect the value of the Company's stock.

About The Warnaco Group, Inc.

The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear, better dresses and accessories sold under such owned and licensed brands as Warner's(R), Olga(R), Lejaby(R), Body by Nancy Ganz(TM), Chaps by Ralph Lauren(R), Calvin Klein(R) men's and women's underwear, men's accessories, and men's, women's, junior women's and children's jeans, Speedo(R) men's, women's and children's swimwear, sportswear and swimwear accessories, Anne Cole Collection(R), Cole of California(R) and Catalina(R) swimwear, and A.B.S.(R) Women's sportswear and better dresses.


                                                 THE WARNACO GROUP, INC.
                                                 (DEBTOR-IN-POSSESSION)
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (In thousands, excluding per share data)


                                                                    Fiscal      % of net        Fiscal         % of net
                                                                     2001       revenue          2002           revenue
                                                               --------------------------------------------------------

Net revenues                                                     $ 1,671,256       100.0%      $ 1,492,956       100.0%
Cost of goods sold                                                 1,374,382        82.2%        1,052,661        70.5%
                                                               --------------------------      ------------------------
Gross profit                                                         296,874        17.8%          440,295        29.5%
Selling, general and administrative expenses                         598,186        35.8%          410,954        27.5%
Impairment charge                                                    101,772         6.1%               --           --
Reorganization items                                                 177,791        10.6%          116,682         7.8%
                                                               --------------------------      ------------------------

Operating loss                                                      (580,875)      -34.8%          (87,341)       -5.9%
Investment income (loss), net                                         (6,556)       -0.4%               62         0.0%
Interest expense (contractual interest of $221,557 - 2001
 and $180,237 - 2002)                                               122,752         7.3%            22,048         1.5%
                                                              --------------------------      ------------------------
Loss before provision for income taxes and cumulative
  effect of change in accounting principle                          (710,183)      -42.5%         (109,327)       -7.3%
Provision for income taxes                                           150,970         9.0%           53,914         3.6%
                                                               --------------------------      ------------------------
Loss before cumulative effect of a change in
  accounting principle                                              (861,153)      -51.5%         (163,241)      -10.9%
Cumulative effect of change in accounting principle, net
  of income tax benefits of $53,513 - 2002)                               --           --         (801,622)      -53.7%
                                                               --------------------------      ------------------------
Net loss                                                         $  (861,153)      -51.5%      $  (964,863)      -64.6%
                                                               ==========================      ========================

Basic and diluted loss per common share:
    Loss before accounting change                                $    (16.28)                  $     (3.08)
    Cumulative effect of accounting change                                --                        (15.13)
                                                               --------------                  ------------
    Net loss                                                     $    (16.28)                  $    (18.21)
                                                               ==============                  ============

Weighted average number of shares outstanding used in
  computing loss per common share: (a)
    Basic and diluted                                                 52,911                        52,990
                                                               ==============                  ============


(a)  On February 4, 2003, pursuant to the Company's plan of reorganization the Company cancelled all such shares and issued 45,000,000 shares of new common stock, $0.01 par value per share.


                             THE WARNACO GROUP, INC.
                             (Debtor-In-Possession)
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, excluding share data)

                                                                                                                      Pro forma (a)
                                                                                    January 5,        January 4,        January 4,
                                                                                      2002              2003              2003
                                                                              -------------------  ----------------  ---------------
ASSETS
Current assets:
  Cash                                                                              $ 39,558         $ 114,025          $ 19,966
  Restricted cash                                                                          -             6,100             6,100
  Accounts receivable, less reserves of $112,918 - 2001 and $87,512 - 2002           282,387           199,817           199,817
  Inventories, less reserves of $50,097 - 2001 and $33,816 - 2002                    418,902           345,268           322,774
  Prepaid expenses and other current assets                                           36,988            31,438            31,438
  Assets held for sale                                                                31,066             1,458             1,458
  Deferred income taxes                                                                    -             2,972             2,972
                                                                              ---------------  ----------------   ---------------
         Total current assets                                                        808,901           701,078           584,525
                                                                              ---------------  ----------------   ---------------

Property, plant and equipment - net                                                  212,129           156,712           130,000

Other assets:
  Licenses, trademarks, intangible and other assets, at cost, less
      accumulated amortization of $108,067 - 2001 and $19,069 - 2002                 271,500            90,090           307,417
  Goodwill, less accumulated amortization of $101,094 - 2001                         692,925                 -            51,160
                                                                              ---------------  ----------------   ---------------
         Total other assets                                                          964,425            90,090           358,577
                                                                              ---------------  ----------------   ---------------
                                                                                 $ 1,985,455         $ 947,880       $ 1,073,102
                                                                              ===============  ================   ===============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Liabilities not subject to compromise:
  Current liabilities:
      Current portion of long-term debt                                              $ 2,111           $ 5,765           $ 5,765
      Debtor-in-possession revolving credit facility                                 155,915                 -                 -
      Exit Financing Facility                                                              -                 -            26,613
      Accounts payable                                                                84,764           103,630           103,630
      Accrued liabilities                                                            105,278            92,661            69,756
      Accrued income taxes payable                                                    14,505            28,420            28,420
                                                                              ---------------  ----------------   ---------------
         Total current liabilities                                                   362,573           230,476           234,184
                                                                              ---------------  ----------------   ---------------
  Other long-term liabilities                                                         31,754            81,202            81,202
  Long-term debt:
      Second Lien Notes                                                                    -                 -           200,942
      Other                                                                            2,207             1,252             1,252
Liabilities subject to compromise                                                  2,435,075         2,486,082                 -
Deferred income taxes                                                                  5,130             4,964            69,972
Commitments and Contingencies
Stockholders' deficiency:
  Old Class A common stock, $0.01 par value, 130,000,000 shares authorized,
      65,232,594 issued in 2001 and 2002                                                 654               654               450
  Additional paid-in capital                                                         909,054           908,939           485,100
  Accumulated other comprehensive loss                                               (53,016)          (93,223)                -
  Deficit                                                                         (1,393,674)       (2,358,537)                -
  Treasury stock, at cost - 12,242,629 shares - 2001 and 2002                       (313,889)         (313,889)                -
  Unearned stock compensation                                                           (413)              (40)                -
                                                                              ---------------  ----------------   ---------------
      Total stockholders' deficiency                                                (851,284)       (1,856,096)          485,550
                                                                              ---------------  ----------------   ---------------
                                                                                 $ 1,985,455         $ 947,880       $ 1,073,102
                                                                              ===============  ================   ===============


(a) Pursuant to the terms of SOP 90-7, the Company will adopt "Fresh Start Reporting" effective February 4, 2003. The pro forma balance sheet reflects the cancellation of the Company's old Class A common stock, $0.01 par value per share, discharge of the Company's liabilities subject to compromise, issuance of the Company's Second Lien Notes due 2008 and , pursuant to the Company's plan of reorganization issuance of 45,000,000 shares of new common stock, $0.01 par value per share, and adjustments of the Company's assets and liabilities to fair value.

                             THE WARNACO GROUP, INC.
                             (Debtor-In-Possession)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                            Fiscal                  Fiscal
                                                                                             2001                    2002
                                                                                  ------------------------ ----------------------
Cash flow from operating activities:
      Net loss                                                                               $ (861,153)            $ (964,863)
      Adjustments to reconcile net loss to net cash provided by
          (used in) operating activities:
             Net loss on sale of GJM, Penhaligon's and Ubertech                                       -                  4,262
             Loss on sale of fixed assets                                                        37,061                    170
             Depreciation and amortization                                                       97,818                 57,419
             Provision for  receivable allowances                                               253,943                188,771
             Provision for inventory reserves                                                    74,786                 42,354
             Cumulative effect of accounting change, net of taxes                                     -                801,622
             Amortization of deferred financing costs                                            19,414                  8,508
             Interest rate swap income                                                          (21,355)                     -
             Preferred stock accretion                                                           16,613                      -
             Market value adjustment to Equity Agreements                                         6,556                      -
             Non-cash reorganization items and asset write-downs                                236,585                 52,531
             Amortization of unearned stock compensation                                          1,999                    258
             Deferred income taxes                                                              149,691                 53,347
      Repurchase of accounts receivable                                                        (185,000)                     -
      Accounts  receivable                                                                     (229,306)              (109,759)
      Inventories                                                                               (21,647)                32,731
      Prepaid expenses and other current and long-term assets                                    (5,087)                 7,556
      Accounts payable and accrued expenses                                                       6,241                 51,341
                                                                                ------------------------ ----------------------
Net cash provided by (used in) operating activities                                            (422,841)               226,248
                                                                                ------------------------ ----------------------
Cash flows from investing activities:
      Disposal of fixed assets                                                                    6,213                  6,814
      Increase in intangibles and other assets                                                   (1,427)                     -
      Purchase of property, plant and equipment                                                 (24,727)               (11,238)
      Acquisition of businesses, net of cash acquired                                            (1,492)                     -
      Proceeds from sale of business units                                                            -                 20,609
                                                                                ------------------------ ----------------------
Net cash provided by (used in) investing activities                                             (21,433)                16,185
                                                                                ------------------------ ----------------------
Cash flows from financing activities:
      Borrowings under revolving credit facilities                                              303,377                      -
      Borrowings under foreign credit facilities                                                 72,842                      -
      Repayments of term loan and other pre-petition debt                                       (36,195)               (14,554)
      Repayments of GECC debt                                                                         -                 (3,458)
      Repayments of capital lease obligations                                                      (938)                (2,902)
      Borrowings (repayments) under DIP facility                                                155,915               (155,915)
      Payment of withholding taxes on option exercises and
          restricted stock vesting                                                                  (49)                     -
      Deferred financing costs                                                                  (19,852)                     -
      Other                                                                                        (490)                     -
                                                                                ------------------------ ----------------------
Net cash provided by (used in) financing activities                                             474,610               (176,829)
                                                                                ------------------------ ----------------------
Translation adjustment                                                                           (1,854)                 8,863
                                                                                ------------------------ ----------------------
Increase in cash                                                                                 28,482                 74,467
Cash at beginning of year                                                                        11,076                 39,558
                                                                                ------------------------ ----------------------
Cash at end of year (including restricted cash)                                                $ 39,558              $ 114,025
                                                                                ======================== ======================